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                                                                      EXHIBIT 21

                                                                          NAME UNDER WHICH
                NAME                   STATE OF INCORPORATION         SUBSIDIARY DOES BUSINESS
                ----                   ----------------------         ------------------------
American Health Products Corporation          Texas              American Health Products Corporation